Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

BITDEER TECHNOLOGIES GROUP

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, par value US$0.0000001 per share	(1)	457(o)		$	$1,000,000,000.00	0.0001381	$138,100.00

Total Offering Amounts:							$1,000,000,000.00		138,100.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									8,495.25
Net Fee Due:									$129,604.75

__________________________________________
Offering Note(s)

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	BITDEER TECHNOLOGIES GROUP	(1)	F-3	333-283732	12/11/2024		$8,495.25	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$55,488,270.00	$
Fee Offset Sources	BITDEER TECHNOLOGIES GROUP	(2)	F-3	333-283732		12/11/2024							8,495.25

__________________________________________
Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The registrant previously filed a registration statement on Form F-3 (File No. 333-283732) with the Securities and Exchange Commission on December 11, 2024 (the "Prior Registration Statement"), which registered the issuance and sale of up to $1,000,000,000 of securities on an unallocated (universal) shelf basis (the “Shelf Securities”). A fee of $153,100.00 was previously paid in connection with the registration of the Shelf Securities. As of the date hereof, $55,488,270 in aggregate principal amount of Shelf Securities remain unsold under the Prior Registration Statement. Pursuant to Rule 457(p), $8,495.25 of the registration fees paid in connection with unsold Shelf Securities registered under the Prior Registration Statements (the offering of which unsold securities is deemed to have been terminated) can be applied to registration fees under subsequent registration statements. Pursuant to Rule 457(p), the Shelf Securities were carried forward to the registrant's automatic registration statement on Form F-3ASR (File No. 333-[•]) filed with the SEC on August 10, 2026, to which this prospectus supplement relates. $8,495.25 of such registration fee previously paid with respect to the Shelf Securities will be applied to the ordinary shares registered pursuant to this prospectus supplement. No fee offsets in connection with the Prior Registration Statement remains available for future fee offsets.

Pursuant to Rule 415(a)(6) the offering of securities on the earlier registration statement will be deemed terminated as of the date of effectiveness of this new registration statement.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	Pursuant to Rule 415(a)(6) the offering of securities on the earlier registration statement will be deemed terminated as of the date of effectiveness of this new registration statement.